SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2008

TVI CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-10449	52-1085536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 Holladay Tyler Road, Glenn Dale, MD 20769

(Address of Principal Executive Offices)

(301) 352-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 3, 2008, TVI Corporation’s wholly-owned subsidiary, Signature Special Event Services, Inc. (“SSES”), entered into a Bill of Sale and Assumption Agreement (the “Maryland Purchase Agreement”) with Karl’s Rental Center of Florida, LLC, a Florida limited liability company (“Karl’s”), pursuant to which SSES sold to Karl’s certain tent-rental and other related inventory assets based out of SSES’ Frederick, Maryland branch (the “Maryland Asset Sale”). Also on December 3, 2008, and in connection with the Maryland Asset Sale, SSES and Karl’s entered into both a Lease Assignment and Assumption Agreement (the “Lease Assignment”), whereby Karl’s assumed the lease agreement for SSES’ business premises located at 285 Bucheimer Road in Frederick, Maryland, and a Non-Competition and Confidentiality Agreement (the “Non-Compete Agreement”), whereby SSES, TVI and Karl’s agreed to certain non-competition, non-solicitation and other restrictive covenants intended to protect the parties’ respective businesses.

The closing of the Maryland Asset Sale took place on December 3, 2008, simultaneously with the execution of the Maryland Purchase Agreement, the Lease Assignment and the Non-Compete Agreement by the parties. The stated purchase price under the Maryland Purchase Agreement of $2,100,000 was paid to the Company in cash at closing.

SSES obtained the consent to the Maryland Asset Sale of its senior secured lender, Branch Banking & Trust Company (“BB&T”), as required under its February 22, 2008 Amended and Restated Financing and Security Agreement with BB&T, as previously amended and supplemented (collectively, the “Financing Agreement”). BB&T agreed to release its lien on the assets subject to the Maryland Asset Sale. The net proceeds of the Maryland Asset Sale will be used to pay costs associated with the cessation of tent-rental operations and to reduce a portion of the Company’s obligations.

The description of the Maryland Asset Sale contained in this report is qualified in its entirety by reference to each of the Maryland Purchase Agreement, the Lease Assignment and the Non-Compete Agreement, which are filed as Exhibits 2.1, 2.2 and 2.3, respectively, to this Current Report.

Item 2.05	Costs Associated with Exit or Disposal Activities.

The information set forth in Item 1.01 above of this Current Report is incorporated by reference in this Item 2.05.

As reported on October 21, 2008, TVI announced its intention to exit the tent-rental business and to divest all related assets in an effort to reduce costs and streamline its business.

On October 16, 2008, SSES entered into a Bill of Sale (the “Florida Purchase Agreement”) with EventStar, Inc. (“EventStar”), pursuant to which SSES sold to EventStar certain tent-rental and other inventory assets based out of its Orlando, Florida branch (the “Florida Asset Sale”). The closing of the Florida Asset Sale took place on October 16, 2008, simultaneously with the execution of the Florida Purchase Agreement by the parties. The stated purchase price under the Florida Purchase Agreement of $500,000 was paid to the Company in cash at closing. The net proceeds of the Florida Asset Sale will be used to pay costs associated with the cessation of tent-rental operations in Florida and to reduce the Company’s obligations.

The Maryland Asset Sale reported in Item 1.01 above effectively completes the Company’s exit from the tent-rental business. TVI’s previously–issued financial statements for the third quarter classified the tent-rental business as “discontinued operations” and included a non-cash charge of $5.4 million related to the impairment of the tent-rental assets and related brand-name intangible, approximately $700,000 of which relates to the impairment of the assets underlying the Florida Asset Sale.

In connection with the Company’s exit from the tent-rental business, the Company has incurred total estimated costs of $450,000, including approximately $230,000 in one-time termination benefits and staff reduction costs, approximately $80,000 in transportation and travel costs and approximately $50,000 in legal fees. The remainder of the estimated costs is primarily related to transition and transaction costs. The Company recorded approximately $200,000 of these costs in the third quarter of 2008 and anticipates recording the remainder of such costs by the end of 2008.

Additionally, TVI and SSES are in the process of terminating the lease which runs through March 31, 2012 for the Florida branch it closed on October 16, 2008 and negotiating a final settlement of any remaining obligations. Such termination and settlement may require up-front expenditures of as much as $360,000, but which will reduce TVI’s and SSES’s long-term cost structure by approximately $450,000 per year over the remaining term of the lease. It is anticipated that the majority of these costs will be recorded by early 2009.

The Company’s discontinued operations for the nine months ended September 30, 2008 consisted of $5.6 million in revenue and $3.5 million in operating loss before other charges and expense.

Safe Harbor Statement

This Form 8-K contains statements regarding total estimated expenditures and impairment charges which are “forward-looking statements” as defined under Section 21E of the Securities Exchange Act of 1934. Such statements are based on the current assumptions and expectations of TVI’s management and are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those discussed in the forward-looking statements. Reference is made to the discussion of risk factors detailed in our filings with the Securities and Exchange Commission, including, but not limited to, TVI’s quarterly report on Form 10-Q for the period ending September 30, 2008. The “forward-looking statements” included herein are made only as of the date of publication and TVI undertakes no obligation to update the information set forth in this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Bill of Sale and Assumption Agreement, dated as of December 3, 2008, by and between Signature Special Event Services, Inc. and Karl’s Rental Center of Florida, LLC*

2.2	Lease Assignment and Assumption Agreement, dated as of December 3, 2008, by and between Signature Special Event Services, Inc. and Karl’s Rental Center of Florida, LLC*

2.3	Non-Competition and Confidentiality Agreement, dated as of December 3, 2008, among TVI Corporation, Signature Special Event Services, Inc. and Karl’s Rental Center of Florida, LLC

99.1	Press release dated December 9, 2008

*	Schedules have been omitted pursuant to SEC rules and will be provided upon SEC request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVI CORPORATION
(Registrant)

Date: December 9, 2008	/s/ Sherri S. Voelkel
Sherri S. Voelkel
Senior Vice President and Chief Financial Officer

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